EXHIBIT 10.1

[Seal that says	AGENCY: STATE WATER COMMISSION OF BAJA CALIFORNIA.
CEA – Comisión
Estatal del Agua]	SECTION: GENERAL DIRECTION

OFFICIAL COMMUNICATION: DG/122/2020

Mexicali, Baja California, on June 29th, 2020.

[Seal that says STATE WATER COMMISSION OF BAJA CALIFORNIA/ DISPATCHED/ JUNE 29, 2020]

AGUAS DE ROSARITO, S.A.P.I. de C.V.

Boulevard Rodolfo Sánchez Taboada number 10488, suite 801,

Zona Río, Tijuana Baja California, Mexico Postal Code 22320.

and/or

Paseo de los Héroes number 10289-302, Col. Zona Urbana Rio Tijuana

Tijuana Baja California, Mexico Postal Code 22010.

Present.

We make reference to the Public-Private Partnership Agreement Number C-SIDUE-CEA-APP-2015-002, entered into on August 22nd, 2016, by and between the STATE WATER COMMISSION OF BAJA CALIFORNIA (hereinafter, the “CEA”) y AGUAS DE ROSARITO S.A.P.I. de C.V. (hereinafter, the “DEVELOPER”); as well as STATE COMMISSION OF PUBLIC UTILITIES OF TIJUANA (hereinafter, “CESPT”) in its capacity as joint obligor, and by, at that time, the Ministry of Planning and Finance as guarantor in the Current Account Credit Facility. Said agreement was subject matter of Public Bid number SIDUE-CEA-APP-2015-002, was notarized before the public faith of Mr. Rodolfo González Quiroz, Notary Public number 13 of the City of Mexicali, Baja California, as evidenced in notarial deed number 78,242, volume 1,890, dated August 26th, 2016, which was amended through amendment agreement dated June 1st, 2018, (hereinafter, the amendment agreement dated June 1st, 2018 will be referred as “Amendment Agreement”; and jointly the Amendment Agreement and the agreement C-SIDUE-CEA-APP-2015-002 will be referred to as the “APP Agreement”).

The APP Agreement, as established in the Amendment Agreement, is for the “Construction, Financing and Operation of a Desalination Plant in the Municipality of Playas de Rosarito” consisting of “A Desalination Plant with a capacity of up to 4.4 m3/second in two stages: the first with a capacity of 2.2 m3/second and an aqueduct to the delivery point in Tank 3 up to the El Florido Water Treatment Plant both in the Municipality of Tijuana, the expansion to 20,000 m3 of the mentioned Tank 3, and the second with a capacity of 2.2 m3/second, includes the Design, Preparation of the Executive Project, Construction, Electromechanical Equipment and functioning Tests of the Desalination Plant and the Aqueducts; as well as, their Operation, Conservation, Maintenance including its conduction and delivery of up to 4,400 liters per second, the treatment and the disposition of the rejection water during an operation period of 37 years” (hereinafter the “Project”).

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[Seal that says	AGENCY: STATE WATER COMMISSION OF BAJA CALIFORNIA.
CEA – Comisión
Estatal del Agua]	SECTION: GENERAL DIRECTION

OFFICIAL COMMUNICATION: DG/122/2020

The terms written with an initial capital letter, the meaning of which is not expressly defined herein, shall have the meaning ascribed to them in the APP Agreement.

In this regard, the fifth paragraph of Clause First of the APP Agreement provides that the guaranteed annual volume of water at 95% efficiency for both stages of the Project shall be 131.2 million cubic meters, equivalent to 4,162 liters per second of Potable Water; the first stage being 65.6 million cubic meters, equivalent to 2,081 liters per second, and for the second stage 65.6 million cubic meters, equivalent to 2,081 liters per second at the Measurement Point, regardless of its conduction to the Delivery Point, as well as the disposition of the Rejection Water1.

The public-private partnership projects, in accordance with the provisions of article 2, paragraph two of the Public-Private Partnership Law for the State of Baja California (the “APP Law”)2, must be fully justified, specify the social benefit that is sought to be obtained, and evidence the need or convenience before other forms of financing, principles that have ceased being in effect in the case of the Project, because, in the event of continuing with the fulfillment of the agreed obligations, a damage would be caused to the CEA, to the CESPT, to the State of Baja California and to the users of the service by generating strong pressure to increase the current rates, as will be evidenced below, with the provisions of the first paragraph of Article 123 of the Regulations to the APP Law3 and Clause Thirtieth, section V, number 14 of the APP Agreement being applicable.

Legal representation of Mr. Luis Granados Pacheco, General Director of the State Water Commission

The undersigned, Mr. Luis Granados Pacheco is the General Director of the State Water Commission of Baja California, pursuant to the terms of the appointment issued in my favor on November 1st, 2019, by the Constitutional Governor of the State of Baja California, Mr. Jaime Bonilla Valdez and ratified before the H. Board of Governors of the CEA, which is supported by the notarization of the corresponding minutes which corresponds to volume 5,103, with number 183,694, dated November 21st, 2020, notarized before the faith of Notary Public number Five of the city of Mexicali Baja California, Mr. Luis Alfonso Vidales Moreno, which was registered in the Public Registry of Property and Commerce in the City of Mexicali Baja California, by means of entry 5883674 dated November 22nd, 2019 of the civil section, who exercises the legal representation of said organization in accordance with articles 11 and 12 of the Decree by which the State Water Commission of the State of Baja California is created, published in the Official Gazette of the State of Baja California on March 3rd, 1999 (hereinafter the “Decree for the Creation of the CEA”.

1 Clause First, paragraph fifth of the Public-Private Partnership Agreement identified with number C-SIDUE-CEA-APP-2015-002 named Subject Matter of the APP contained in Clause Fifth of the Amendment Agreement to the Public-Private Partnership Agreement dated June 1st, 2018, named Amendment to the APP Clauses, pp 13-14.

2 Public-Private Partnership Law for the State of Baja California published in the Official Gazette of the State on August 22nd, 2014, article 2, second paragraph. […]

In the terms provided for in this Law, the public-private partnership projects shall be fully justified, specify the social benefit that is sought and evidence the need or convenience before other forms of financing.

3 Regulations for the Public-Private Partnership Law for the State of Baja California published in the Official Gazette of the State on August 22nd, 2014, article 123, first paragraph. The Contracting Entity must agree in the Public-Private Partnership Agreement that it may be early terminated when general interest reasons occur or, when for justified cause, the need for the requirement of the originally agreed goods or services extinguishes, and it is evidenced that, continuing with fulfillment of the agreed obligation, would cause a damage or prejudice to the State.

[…]

4 Clause Thirtieth, Section V, Number 1 of the Public-Private Partnership Agreement identified with number C-SIDUE-CEA-APP-2015-002 named Early Termination of the APP, Early Termination for reasons of general interest, pp 71-72.

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[Seal that says	AGENCY: STATE WATER COMMISSION OF BAJA CALIFORNIA.
CEA – Comisión
Estatal del Agua]	SECTION: GENERAL DIRECTION

OFFICIAL COMMUNICATION: DG/122/2020

Legal representation of Chemist Rigoberto Laborín Valdez, General Director of the State Commission of Public Utilities of Tijuana

Chemist Rigoberto Laborín Valdez, has the authority to contract, obligate and agree on behalf of the CESPT in accordance with his functions, who evidences his capacity by means of an appointment dated November first, two thousand nineteen, granted by Mr. Jaime Bonilla Valdez, Constitutional Governor of the State of Baja California, which was granted in accordance with the provisions of articles 49 fraction X of the Political Constitution of the Free and Sovereign State of Baja California, 2 and 12 of the Organic Law of Public Administration of the State of Baja California, 21 of the Law of Quasigovernmental Entities of Baja California and 11 of the Law of the State Commissions of Public Utilities of the State of Baja California and through a power of attorney granted by its Board of Directors as evidenced in Public Deed Number 182,428, Volume 5,896, dated November 13th, 2019, which is duly notarized before Notary Public Number 3 of this city of Tijuana, Mr. Xavier Ibáñez Veramendi, registered in the Public Registry of Property and Commerce under Entry 6182154 of the Civil Section, with registration date December 4th, 2019.

Opinion of the CEA as a Contracting Entity

Pursuant to the terms of article 123 of the Regulations to the APP Law, on June 25th, 2020, the CEA issued the opinion supporting the early termination of the APP Agreement, which specifies the reasons and justified causes creating it and supporting and motivating such circumstance are precised, which are communicated to the Developer herein, for the relevant legal, regulatory and contractual purposes (hereinafter the “CEA Opinion”).

Resolution of the Board of Directors of the State Water Commission of Baja California.

At the Fourth Extraordinary Session of the Board of Directors of the CEA held on June 26th, 2020, the Board of Directors of the CEA resolved to authorize the early termination of the APP Agreement for the reasons set forth in the CEA Opinion and authorized the undersigned, in his capacity as as CEA's General Manager, to proceed lawfully.

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[Seal that says	AGENCY: STATE WATER COMMISSION OF BAJA CALIFORNIA.
CEA – Comisión
Estatal del Agua]	SECTION: GENERAL DIRECTION

OFFICIAL COMMUNICATION: DG/122/2020

GROUNDS FOR THE EARLY TERMINATION OF THE APP AGREEMENT FOR CAUSES OF GENERAL INTEREST

Articles 1, 2, 5, 10, 11 and 12 of the Decree for the Creation of CEA, 1 of the Decree amending the Executive Decree creating the Decentralized Organism known as State Water Commission, 111 and 112 of the APP Law, 123 of the Regulations to the APP Law, and other related provisions, as well as the provisions of Clauses First, Third, Fourth, Fifth, Thirtieth Section V, number 1, Thirty Third and Thirty Eighth of the APP Agreement and resolution number SE/008/26-06-20 passed during the Fourth Extraordinary Session of the Board of Directors of the CEA are the basis for the early termination of the APP Agreement.

REASON FOR THE EARLY TERMINATION OF THE APP AGREEMENT FOR CAUSES OF GENERAL INTEREST.

Causes of general interest for the termination of the APP Agreement.

In accordance with what is indicated in Clause Thirtieth, section V, number 1, item a), below are the causes of general interest that justifiably evidence that if the obligations of the APP Agreement continue to be fulfilled, a damage would be caused to the CEA, to the CESPT, to the State of Baja California and to the users of the service, by generating strong pressure to increase the current rates, all the foregoing to the detriment of the general interest.

a)	Description. As evidenced below, the current conditions of the Project have been substantially modified with respect to the original conditions arising from the Public Bid number SIDUE-CEA-APP-2015-002[5], which trigger the provisions for terminating the APP Agreement for reasons of general interest in accordance with the legal, regulatory and contractual provisions that have been indicated and the reasoning described herein; as it does not constitute a sustainable solution given its financial unfeasibility, as well as the damage that would be caused by continuing fulfillment of the obligations agreed in the APP Agreement.

b)	Justification. Under the APP Agreement, the Developer must carry out the necessary actions for the development of the Project consisting of the planning, definition and execution of all the actions that it considers necessary to supply for 37 years, the operation of a flow of up to 4,400 LPS of desalinated and potable water in two stages, each one of 2,200 LPS, to partially cover the demand in the Municipalities of Tijuana and Playas de Rosarito in the State of Baja California. Originally, it was forseen that the second phase, corresponding to 2,200 LPS, would begin operations in the year 2024[6].

5 Exhibits 1, 4 and 5 of the Public-Private Partnership Agreement identified with number C-SIDUE-CEA-APP-2015-002 named Call, Proposition and Scope of the works of the Reference Terms, respectively.

6 Cfr. Note 9.

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[Seal that says	AGENCY: STATE WATER COMMISSION OF BAJA CALIFORNIA.
CEA – Comisión
Estatal del Agua]	SECTION: GENERAL DIRECTION

OFFICIAL COMMUNICATION: DG/122/2020

Current Account Credit Facility

The APP Agreement contains an obligation of CEA to carry out the contracting of a Current Account Credit line, which must comply with the following characteristics7:

a.	Be irrevocable and contingent;

b.	To guarantee to the Lenders of the Developer the fulfillment of the payment obligations in charge of the CEA;

c.	Have an amount equivalent to 3 months of the payment of the Consideration including the Value Added Tax.

d.	Have as a source of payment the necessary and sufficient percentage of the income from the tax on the remunerations for personal work plus the income from water rights collected by the CESPT for the rendering of its public utility service.

e.	Be in force as long as there are payment obligations in charge of the CEA under the APP Agreement (in the order of 37 years);

This current account credit line implied a guarantee for an amount of $295.78 million pesos for phase 1 which was increased in $223.8 million pesos for phase 2, giving a total of $519.6 million pesos for both phases8.

Original Consideration

The APP Agreement was executed with a bid amount equal to $98.6 million pesos of monthly consideration for the first phase and $74.6 million pesos for the second (at February 2016 prices). That is, the consideration for the two phases amounted to $173.2 million pesos including value added tax9.

To place the above amounts into context, the monthly management income of CESPT (Audited in 2019) was of $328.8 million pesos and the operative result (management income minus operating expense) was $49.1 million pesos per month10.

That is, the amount of the Consideration established in the APP Agreement11 only for phase 1 of $98.6 million pesos represents 30% of the income of the CESPT for 2019 and 200% of the operating result (income minus management expenses), therefore the payment of the Consideration would represent the creation of an annual deficit in the order of $593.17 million pesos to CESPT, this is due to obligation of the CESPT under the APP Agreement, of executing a water purchase and sale agreement in order for the CEA to have sufficient resources to pay the Consideration12.

7 Clause Twenty Ninth of the Public-Private Partnership Agreement identified with number C-SIDUE-CEA-APP-2015-002 named Resources of the Consideration, pp. 68-70.

8 Item 6 of clause Twenty Ninth of the Public-Private Partnership Agreement identified with number C-SIDUE-CEA-APP-2015-002 named Resources of the Consideration, pp. 69.

9 Exhibit 4 to the Public-Private Partnership Agreement identified with number C-SIDUE-CEA-APP-2015-002 named Proposition.

10 Opinion on the Financial Statements of the State Commission of Public Utilities of Tijuana for the period comprised between January 1st and December 31st, 2019.

11 Clause Eleventh of the Public-Private Partnership Agreement identified with number C-SIDUE-CEA-APP-2015-002 named Consideration for the Services, pp. 40-46.

12 Opinion of the CEA.

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[Seal that says	AGENCY: STATE WATER COMMISSION OF BAJA CALIFORNIA.
CEA – Comisión
Estatal del Agua]	SECTION: GENERAL DIRECTION

OFFICIAL COMMUNICATION: DG/122/2020

The deficit in the CESPT mentioned in the previous paragraph impacts the CEA, the State Government and the users in the following manner:

a.	The deficit of CESPT would cause it to be unable to make full payment under the Water Purchase and Sale Agreement entered into with the CEA, causing the CEA in turn to not have sufficient resources for payment of the Consideration under this agreement.

b.	Upon the lack of sufficient resources for the payment of the Consideration, the exercise of the Current Account Credit that the CEA would contract with the guarantee of the Government of the State of Baja California, represented at the time by the Ministry of Planning and Finance (SPF), would be triggered

c.	Given that the Current Account Credit would affect the income and rights for the tax on remuneration for personal work in a necessary and sufficient percentage, the Government of the State of Baja California would have its income affected in the amount of resources necessary to cover the deficit of the Consideration, thus reducing the resources available for its investment or social spending programs.

d.	Given that the deficit would be maintained over time, this would generate strong pressure to increase user rates seeking to reduce said deficit.

Amendment Agreement

The Amendment Agreement amended the Total Cost of the System and consequently the Total Investment Amount and changed the original risk matrix of the Project by incorporating an acknowledgement of the variations in the exchange rate and interest rates, in addition to the updating mechanism for inflation originally foreseen, in accordance with the following13:

a.	It increased the total cost of the System for phase 1 from $5,254.48 million pesos to $6,099.80 million pesos

b.	It reduced the total cost of the System for phase 2 from $3,271.26 million pesos to $2,624.58 million pesos

13 Clauses Fourth and Fifth of the Amendment Agreement to the Public-Private Partnership Agreement, dated June 1st, 2018, named Amendment to the APP Clauses; Clause Forty Sixth named total Cost of the System pp. 25-26.

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[Seal that says	AGENCY: STATE WATER COMMISSION OF BAJA CALIFORNIA.
CEA – Comisión
Estatal del Agua]	SECTION: GENERAL DIRECTION

OFFICIAL COMMUNICATION: DG/122/2020

c.	It modified the amount of the Consideration in charge of the CEA and in favor of the Developer.

d.	It included a clause entitled: “Adjustment mechanism to recognize changes in financial conditions during the investment period”, which allows for an increase in the payment arising from the increase in the exchange rate in United States Dollars, in Euros and the increase in the interest rate.

Economic Impacts of the Amendment Agreement

The monthly consideration of $98.6 million pesos for the first phase was increased to $107.83 million pesos per month without considering the effects of exchange rate and interest rate adjustments14.

Likewise, to place into context the amounts indicated in the previous paragraph, this Consideration of $107.83 million pesos represents 30% of the income of CESPT in 2019 and 219% of its operating result (income minus management expenses), which would imply generating an annual deficit for CESPT in the order of $704 million pesos.15

When calculating the effect of the “Adjustment mechanism to recognize changes in financial conditions during the investment period”16 incorporated into the APP Agreement through the Amendment Agreement, the Consideration for phase 1 including value added tax is estimated could increase from $107.83 million pesos to $125.50 million pesos per month.17

Again, to place in context the amounts indicated above, the Consideration for Phase 1 for $125.50 million pesos represents 44% of the income of CESPT in 2019 and 296% of the operating result (income minus management expenses) which could generate an annual deficit for CESPT of $1,157 million pesos with the same affectation on the State of Baja California and the corresponding pressure for an increase in user rates.18

Options to cover the Deficit generated between the income and payment obligations in charge of the CEA and the CESPT

The amount of the Consideration to be paid by the CEA and the CESPT under the APP Agreement were increased due to the Amendment Agreement, which increased the amount of the investment and incorporated the change mechanism per increase of the exchange rate and interest rate, which means that the amount of such Consideration, from their origin, could generate a budget deficit for the CESPT that began at $593 million pesos annually, but when incorporating the effects arising from the Amendment Agreement, could reach an amount of $1,157 million pesos annually, which should be covered by the contingent credit line as follows:19

14 Clause Fifth of the Amendment Agreement to the Public-Private Partnership Agreement, dated June 1st, 2018, named Amendment to the APP Clauses; Clause Eleventh.- Consideration for the Services. Sets an amount for total monthly consideration of $92,968,663, which amount, when adding the VAT, results in $107,843,649, p. 16.

15 Opinion of the CEA.

16 Clause Fifth of the Amendment Agreement to the Public-Private Partnership Agreement, dated June 1st, 2018, named Amendment to the APP Clauses; Clause Fourteenth named Adjustment Mechanisms to recognize changes in the financial conditions during the investment period pp. 17-19.

17 Opinion of the CEA.

18 Ibidem.

19 Ibidem

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[Seal that says	AGENCY: STATE WATER COMMISSION OF BAJA CALIFORNIA.
CEA – Comisión
Estatal del Agua]	SECTION: GENERAL DIRECTION

OFFICIAL COMMUNICATION: DG/122/2020

The deficit of the CESPT mentioned in the previous paragraph impacts the CEA, the State Government and the users as follows:

a.	The deficit of the CESPT would cause it to be unable to make full payment under the Water Purchase and Sale Agreement entered into with the CEA, causing the CEA in turn to not have sufficient resources for payment of the Consideration under this agreement.

b.	Upon the lack of sufficient resources for the payment of the Consideration, the exercise of the Current Account Credit that the CEA would contract with the guarantee of the Government of the State of Baja California, represented at the time by the Ministry of Planning and Finance (SPF), would be triggered.

c.	Given that the Current-Account Credit would affect the income and rights for the tax on remuneration for personal work in a necessary and sufficient percentage, the Government of the State of Baja California would have its income affected in the amount of resources necessary to cover the deficit of the Counterpart, thus reducing the resources available for its investment or social spending programs.

d.	Given that the deficit would be maintained over time, this would generate strong pressure to increase user rates seeking to reduce said deficit.

This level of deficit would have to be covered through a combination of the following three sources:

a.	Reducing or eliminating future investments of the CESPT to the detriment of its service

b.	Use budget resources of the State Government of Baja California affecting the social or investment projects.

c.	Increase rates substantially affecting the economy of the population.

Conclusion

Based on the above founded and motivated, in case of continuing with the obligations foreseen in the APP Agreement, a negative impact on the finances of the CEA, of the CESPT and in the finances of the State of Baja California and a strong pressure to carry out an increase in the current rates would be created, thereby affecting the general interest. In other words, the Project contained in the APP Agreement:

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[Seal that says	AGENCY: STATE WATER COMMISSION OF BAJA CALIFORNIA.
CEA – Comisión
Estatal del Agua]	SECTION: GENERAL DIRECTION

OFFICIAL COMMUNICATION: DG/122/2020

a.	Is not sustainable.

b.	Is not financially viable, nor sustainable for the CEA and the CESPT.

c.	Puts pressure on the increase in the amount of the rates to be paid by the users, affecting their economy.

d.	Negatively affects the general interest.

Notice of Early Termination of the APP Agreement for General Interest Reasons.

In this context and given that it is the obligation of CEA to plan and coordinate the pertinent actions so that the population has sufficient hydraulic infrastructure through sustainable solutions, as established in article 1 of the Decree amending the Executive Decree creating the Decentralized Organism known as the State Water Commission, through which the State Water Service Commission is administratively and operationally incorporated into the State Water Commission20 and which must promote, at all times, its healthy development, a task that is made difficult by the financial unfeasibility of the APP Agreement, due to the complex situation described in this document; Therefore, pursuant to the terms of Articles 111 and 112 of the APP Law, 12321 of the Regulations to the APP Law, as well as the provisions of Clauses First22, Third23, Fourth24, Fifth25, Thirtieth section V, number 126, Thirty Third27 and Thirty Eighth28 of the APP Agreement, the company AGUAS DE ROSARITO S.A.P.I de C.V. is hereby notified, in its capacity as Developer under the APP Agreement, of the early termination of the APP Agreement for causes of general interest as of this date, and therefore said agreement ceases to have effects immediately.

20 Decree amending the Executive Decree creating the Decentralized Organism known as the State Water Commission by means of which the State Water Service Commission is administratively and Operationally integrated to the State Water Commission published in the Official Gazette of the State on January 27th, 2006, article First. Articles 1, 2, 4 and 12 of the Decree creating the State Water Commission of Baja California are amended to readas follows:

Article 1.- The decentralized public body with its own legal personality and assets is created, called the State Water Commission of Baja California, which purpose will be to plan and coordinate the pertinent actions for the population to have sufficient hydraulic infrastructure, as well as to appoint, organize, and execute the water in block policy in the state, thus satisfying the demand for water services through sustainable solutions.

21 Cfr. Note 3.

22 Clause First of the Public-Private Partnership Agreement identified with number C-SIDUE-CEA-APP-2015-002 named Subject Matter of the Agreement, contained in Clause Fifth of the Amendment Agreement to the Public-Private Partnership Agreement, dated June 1st, 2018, pp. 13-15.

23 Clause Third of the Public-Private Partnership Agreement identified with number C-SIDUE-CEA-APP-2015-002 named Description of the Works of the Agreement, pp. 28-29.

24 Clause Fourth of the Public-Private Partnership Agreement identified with number C-SIDUE-CEA-APP-2015-002 named Times for the Execution of the Agreement, pp. 29-33.

25 Clause Fifth of the Public-Private Partnership Agreement identified with number C-SIDUE-CEA-APP-2015-002 named Realization of the Project and Financing of the Agreement, pp. 33-35.

26 Clause Thirtieth, Section V, Number 1 of the Public-Private Partnership Agreement identified with number C-SIDUE-CEA-APP-2015-002 named Early Termination of the APP, Early Termination for reasons of general interest, pp. 71-72.

27 Clause Thirty Third of the Public-Private Partnership Agreement identified with number C-SIDUE-CEA-APP-2015-002 named Early Termination for reasons of general interest or Justified Causes, pp. 81.

28 Clause Thirty Eighth of the Public-Private Partnership Agreement identified with number C-SIDUE-CEA-APP-2015-002 named Notices, pp. 86-87.

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[Seal that says	AGENCY: STATE WATER COMMISSION OF BAJA CALIFORNIA.
CEA – Comisión
Estatal del Agua]	SECTION: GENERAL DIRECTION

OFFICIAL COMMUNICATION: DG/122/2020

Requirement to the Developer:

In terms of the provisions of Clause Thirtieth, section V, number 1, items a), b) and c)29 respectively, the Developer is requested to, within the terms mentioned below:

a.	Begin the inventory of the assets that are currently comprise the Works of the Project referred to in paragraphs a) and b) of number 1 of Section V of Clause Thirtieth of the APP Agreement and proceed to its delivery to CEA within 90 (ninety) business days as from the date of delivery of this notice;

b.	For purposes of that mentioned in the immediately preceding paragraph, Mr. Juan Carlos Sandoval has been appointed as representative of CEA.

c.	Submit to CEA the corresponding evidence, with the purpose of acknowledging and paying the non-recoverable expenses and those pending amortization made by the Developer in the Project.

d.	The reimbursement will be calculated in accordance with the APP Agreement.

For purposes of carrying out the delivery of this notice in terms of the provisions of Clause Thirty Eighth of the APP Agreement30, I hereby inform you that this notice will be delivered to you by Mr. Alejandro Aguilera Martinez, in his capacity as legal representative of this State Water Commission of Baja California.

Without further ado, saying goodbye to You.

SINCERELY,

[Illegible signature]

MR. LUIS GRANADOS PACHECO

GENERAL DIRECTOR AND LEGAL REPRESENTATIVE

OF THE STATE WATER COMMISSION OF BAJA CALIFORNIA

AS CONTRACTOR OF THE APP AGREEMENT.

[Illegible signature]

MR. RIGOBERTO LABORIN VALDEZ

GENERAL DIRECTOR OF THE STATE COMMISSION OF PUBLIC UTILITIES OF TIJUANA.

29 Cfr. Note 13.

30 Cfr. Note 5.

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[Seal that says	AGENCY: STATE WATER COMMISSION OF BAJA CALIFORNIA.
CEA – Comisión
Estatal del Agua]	SECTION: GENERAL DIRECTION

OFFICIAL COMMUNICATION: DG/122/2020

c.c.	Members of the State Committee for Public-Private Partnership Projects. Present

General Minister of the Government of Baja California.- Present.

Minister of Finance of the State of Baja California.- Present

Minister of Infrastructure, Urban Development and Territorial Reorganization of the State of Baja California.- Present

Minister of Water of the State of Baja California. Present.

Minister of Honesty and Public Function. Present.

H. Board of Directors of CEA.- Present.

Mr. Juan Carlos Saldoval in his capacity as representative of the State Water Commission of Baja California in terms of this official communication- present

Project Supervision.- Present.

Project Logbook.- Archive

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